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Exhibit 10.20
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INSIGHT COMMUNICATIONS COMPANY, INC.

Terms of Employment for Elliot Brecher


Position:      Senior Vice President and General Counsel

Term:          3 years, commencing January 1, 2000

Salary:        $275,000 annual base; discretionary annual increases

Bonus:         Range of 10% to 30% of salary

Stock Option:  50,000 shares; five-year vesting schedule; ten year term

Termination:   Upon a termination of employment during or after the term (a) due to a change in control or (b) without cause, options fully vest and do not prematurely expire, and payment equal to the greater of (1) salary and full bonus through end of term and (2) base salary for one-year. "Change in control" means none of Sidney
               Knafel, Michael Willner or Kim Kelly is a senior executive officer of the company, or a complete liquidation or dissolution or a sale of the company (by purchase, merger or otherwise).

Agreed to on November 23, 1999


____________________________________                ____________________________
Michael S. Willner, President of                    Elliot Brecher
Insight Communications Company, Inc.